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                                    EXHIBIT 5

             Opinion and Consent of Brobeck, Phleger & Harrison LLP


                                January 29, 1998



ENCAD, Inc.
6059 Cornerstone Court, West
West San Diego, CA  92121


         Re:     ENCAD, Inc. (the "Company")
                 Registration Statement for Registration
                 of 120,000 Shares of Common Stock
                 ---------------------------------

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 120,000 shares of Common Stock for issuance under the Company's 1993 Employee Stock Purchase Plan, as amended. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1993 Employee Stock Purchase Plan, as amended, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/ BROBECK, PHLEGER & HARRISON LLP
                                    -----------------------------------
                                    BROBECK, PHLEGER & HARRISON LLP